UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 19, 2004
                Date of report (Date of earliest event reported)

                            Valmont Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             1-31429                                47-0351813
     (Commission File Number)          (IRS Employer Identification No.)

             One Valmont Plaza
             Omaha, NE                                      68154
         (Address of Principal Executive Offices)         (Zip Code)

                                 (402) 963-1000
              (Registrant's Telephone Number, Including Area Code)


      --------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     The Valmont board of directors on December 20, 2004 established director compensation for fiscal 2005. Non-employee directors will receive (1) an annual retainer of $55,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended. The lead director receives an additional $25,000 per year and each committee chairman receives an additional $10,000 per year. Directors have the ability to receive cash fees in the form of deferred compensation which accrues interest indexed to U.S. Government Bonds compounded monthly.

     Non-employee directors also receive equity compensation as provided in the stockholder-approved 2002 Stock Plan. The equity compensation consists of (1) an annual grant of 2,000 shares of common stock and (2) an annual grant of a nonqualified stock option for 4,000 shares of common stock exercisable at the fair market value of the Company's common stock on the date of grant. The equity grants are made annually on the date of and following completion of the Company's annual stockholders' meeting. The common stock grant is forfeited if a director's services terminate for any reason other than death, retirement from the board at mandatory retirement age, or resignation or failure to stand for re-election, in any case without the prior approval of the board.

     The Valmont board of directors, upon recommendation of the Compensation Committee, on December 20, 2004 established fiscal 2005 base salaries for the five executive officers named in the 2004 proxy statement (the "Executives"):
Mogens Bay, $750,000; Terry McClain, $309,000; Robert Meaney, $286,300; Tom Pogge, $203,700; and Mark Treinen, $187,200. The Compensation Committee on December 19, 2004 established the performance measures for the fiscal 2005 annual incentives for the Executives. Such incentives were established under the stockholder-approved Valmont Executive Incentive Plan. A target incentive was established for each executive ranging from 35% to 100% of base salary, and performance goals were set based on earnings per share performance. A minimum threshold level of earnings per share must be attained before any incentive is earned and incentives are earned based on specific performance levels of earnings per share. Payout under the plan to any Executive is capped at three times the target incentive.

     The Compensation Committee on December 19, 2004 also established the performance measures for executives for the long-term incentive program with respect to the three-year cycle of fiscal 2005 - fiscal 2007. Such incentives were established under the stockholder-approved Valmont Executive Incentive Plan. Targets were established for each Executive ranging from 25% to 60% of base salary, which amount is converted to performance shares. The Committee established performance goals based on return on invested capital for the Company over the three-year term, with a performance matrix pursuant to which the performance shares may be increased or decreased based on greater or lesser levels of performance. Earned performance shares are valued at the Company's stock price at the end of the performance period and awards may be paid in cash or in shares of common stock, or any combination of cash and stock as determined by the Committee. Payout under the plan to any Executive is capped at two times the target incentive. The Committee on December 19, 2004 also granted restricted shares and stock options to the Executives as follows: Mr. Bay, 33,333 restricted shares; Mr. McClain, 10,000 restricted shares; Mr. Meaney, 8,000 restricted shares; Mr. Pogge, 6,000 stock options; and Mr. Treinen, 6,000 stock options. These grants were made pursuant to the stockholder-approved Valmont 2002 Stock Plan.


Item 9.01. Financial Statements and Exhibits

     10.1 Form of Restricted Stock Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Valmont Industries, Inc.

Date:  December 22, 2004
                                         By:      /s/ Terry J. McClain
                                            -----------------------------
                                            Name:  Terry J. McClain
                                            Title:    Senior Vice President and
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit            Description                                         Page No.


10.1     Form of Restricted Stock Agreement ..........................    5